Opportunistic Credit Fund

Advisory Fee Waiver

03/01/24 to 02/28/25

June 10, 2024

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Opportunistic Credit Fund (the “Fund”)

Dear Ms. Seabrands:

Effective March 1, 20241, Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2025, 0.087% of its advisory fee for the Fund; provided that the advisory fee waiver shall be reduced by any reduction in the advisory fee due to the application of advisory fee breakpoints.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Kari Seabrands
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

[1]

On April 23, 2024, RIM agreed to waive an additional 0.02% of its advisory fee for the Fund with an effective date of March 1, 2024. On May 20, 2024, RIM agreed to waive an additional 0.027% of its advisory fee for the Fund with an effective date of March 1, 2024. With these changes, RIM agrees to waive a total of 0.087% of its advisory fee for the Fund effective as of March 1, 2024.

Short Duration Bond Fund

Advisory Fee Waiver

06/01/24 to 02/28/25

June 10, 2024

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Short Duration Bond Fund (the “Fund”)

Dear Ms. Seabrands:

Effective June 1, 2024, Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2025, 0.058% of its advisory fee for the Fund; provided that the advisory fee waiver shall be reduced by any reduction in the advisory fee due to the application of advisory fee breakpoints.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Kari Seabrands
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

Strategic Bond Fund

Advisory Fee Waiver

06/01/24 to 02/28/25

June 10, 2024

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company Strategic Bond Fund (the “Fund”)

Dear Ms. Seabrands:

Effective June 1, 2024, Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2025, 0.07% of its advisory fee for the Fund; provided that the advisory fee waiver shall be reduced by any reduction in the advisory fee due to the application of advisory fee breakpoints.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Kari Seabrands
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer

Balanced Strategy Fund

Advisory Fee Waiver

06/01/24 to 02/28/25

June 10, 2024

Ms. Kari Seabrands

Treasurer, Chief Financial Officer and Chief Accounting Officer

Russell Investment Company

1301 Second Avenue, 18th Floor

Seattle, WA 98101

Re:	Russell Investment Company LifePoints® Funds Target Portfolio Series: Balanced Strategy Fund (the “Fund”)

Dear Ms. Seabrands:

Effective June 1, 2024, Russell Investment Management, LLC (“RIM”), as adviser to Russell Investment Company (“RIC”), agrees to waive, until February 28, 2025, 0.05% of its advisory fee for the Fund.

This waiver (1) supersedes any prior contractual advisory fee waiver or reimbursement arrangements and any prior non-contractual advisory fee waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIM’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Katherine El-Hillow
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:	/s/ Kari Seabrands
Kari Seabrands
Treasurer, Chief Financial Officer and Chief Accounting Officer